CONTACT:

David Fry	Van Negris / Lexi Terrero
Senior Vice President and	Van Negris & Company, Inc.
Chief Financial Officer	(212) 759-0290

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial to Present at

Sandler O'Neill's 2005 Financial Services Conference

FLUSHING, NY – November 15, 2005 — Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced that it will be making a presentation at Sandler O'Neill's 2005 Financial Services Conference

John R. Buran, Flushing Financial's President and Chief Executive Officer, and David W. Fry, Flushing Financial's Senior Vice President and Chief Financial Officer, will make the presentation in Naples, Florida on Thursday, November 17, 2005.

WHO

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through ten banking offices located in Queens, Brooklyn, Manhattan and Nassau County.

WHAT/WHEN/WHERE	Presentation on Thursday, November 17, 2005, at Sandler O'Neill's 2005 Financial Services Conference; 2:20 PM at the Ritz-Carlton Golf Resort in Naples, Florida.
PRESENTATION

The presentation will focus on the Company’s performance and its strategic operating objectives. The presentation can be viewed live via webcast through a link on the Company's website, www.flushingsavings.com under the investor relations section. The presentation also can be heard by audio conference at the following phone number (617) 213-8860. The slides to be used in the presentation are currently available on the Company’s website, www.flushingsavings.com, and will remain available through December 10, 2005.

RECENT NEWS

•      October 18, 2005 - Flushing Financial Corporation Reports 2005 Third Quarter and Nine Months Ended Results.

•      August 18, 2005 - Flushing Financial Corporation declared a quarterly dividend on its common stock of $0.10 per common share.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

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